Exhibit (q)

Power of Attorney

The undersigned, Peter Graham, Enrique R. Arzac, John F. McNamara, Keith M. Schappert and Joel Engle, Trustees and/or Officers of Mirae Asset Discovery Funds (the “Trust”), a registered investment company, hereby authorize Peter Graham, Andrew Nathanson, Joel Engle and Ioannis Tzouganatos, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated, the Registration Statement on Form N-1A filed for such registered investment company, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of the Trust or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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SIGNATURE AND ACKNOWLEDGEMENT:

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 17th day of December, 2013.

Signature	Title

/s/Peter Graham	President (Principal Executive
Peter Graham	Officer) and Trustee

/s/ Enrique Arzac	Trustee
Enrique R. Arzac

/s/ John F. McNamara	Trustee
John F. McNamara

/s/ Keith M. Schappert	Trustee
Keith M. Schappert

/s/ Joel Engle	Treasurer/Principal
Joel Engle	Financial and
Accounting Officer